UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

Terreno Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34603	27-1262675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 NE 8th Street, Suite 301

Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

(415) 655-4580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TRNO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference into this Item 1.01.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 20, 2021, Terreno Realty LLC, a wholly-owned subsidiary of Terreno Realty Corporation (the “Company”), entered into a Sixth Amended and Restated Senior Credit Agreement (the “Amended Facility”) with KeyBank National Association, as administrative agent and as a lender, KeyBank Capital Markets, as joint lead arranger, MUFG Union Bank, N.A., as co-syndication agent and joint lead arranger, PNC Bank, National Association, as co-syndication agent, PNC Capital Markets LLC, as joint lead arranger, Regions Bank, as co-syndication agent, Regions Capital Markets, as joint lead arranger and the other banks, financial institutions and other entities that are parties thereto (collectively the “Lenders”) to, among other matters, (i) remove the $50.0 million term loan tranche, leaving one $100.0 million term loan tranche, (ii) increase the accordion by $50.0 million to $650.0 million and (iii) extend the term loan maturity date of the remaining $100.0 million term loan from 2022 to 2027.

Outstanding borrowings under the Amended Facility are limited to the lesser of (i) the sum of the $250.0 million revolving credit facility and the $100.0 million term loan maturing in January 2027 or (ii) 60.0% of the value of the unencumbered properties. Interest on the Amended Facility, including the term loan, is generally to be paid based upon, at the Company’s option, either (i) LIBOR plus the applicable LIBOR margin or (ii) the applicable base rate which is the greatest of the administrative agent’s prime rate, 0.50% above the federal funds effective rate, or thirty-day LIBOR plus the applicable LIBOR margin for LIBOR rate loans under the Amended Facility plus 1.25%. The applicable LIBOR margin will range from 1.0% to 1.45% for the revolving credit facility and 1.15% to 1.65% for the term loan, depending on the ratio of the Company’s outstanding consolidated indebtedness to the value of the Company’s consolidated gross asset value. The Amended Facility requires quarterly payments of an annual facility fee in an amount equal to 0.15% to 0.30% depending on the ratio of the Company’s outstanding consolidated indebtedness to the value of the Company’s consolidated gross asset value. The Amended Facility is guaranteed by the Company and by substantially all of the current and to-be-formed subsidiaries of the borrower (a wholly-owned subsidiary of the Company) that own an unencumbered property. The Amended Facility is unsecured by the Company’s properties or by equity interests in the subsidiaries that hold such properties. The Amended Facility includes a series of financial and other covenants that the Company must comply with in order to borrow under the Amended Facility.

A copy of the Amended Facility is attached hereto as Exhibit 10.1. The foregoing summary of the Amended Facility is qualified in its entirety by reference to the Amended Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1*	Sixth Amended and Restated Senior Credit Agreement, dated as of August 20, 2021, among Terreno Realty LLC, KeyBank National Association, both individually as a “Lender” and as “Administrative Agent”, MUFG Union Bank, N.A., as co-syndication agent and joint lead arranger, PNC Bank, National Association, as co-syndication agent, PNC Capital Markets LLC, as joint lead arranger, Regions Bank, as co-syndication agent, Regions Capital Markets, as joint lead arranger and the several banks, financial institutions and other entities which may from time to time become parties as additional “Lenders”.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

*	Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terreno Realty Corporation

Date: August 26, 2021	By:	/s/ Jaime J. Cannon
Jaime J. Cannon
Executive Vice President and Chief Financial Officer